                                                           Exhibit 11




                                POWER OF ATTORNEY



                  I, PARVIZ NAZARIAN, hereby appoint BENJAMIN NAZARIAN as my true and lawful attorney-in-fact to sign on my behalf, both individually and in my capacity as a general partner of Union Communications Company, and to file with the Securities and Exchange Commission any schedules or other filings or amendments thereto made by me or by Union Communications Company pursuant to
Section 13(d) of the Securities and Exchange Act of 1934.

                  IN WITNESS WHEREOF, I have hereunto set my hand this 22nd day of September, 1997.



                                                     /s/ Parviz Nazarian
                                                   -----------------------
                                                         Parviz Nazarian



                                                   UNION COMMUNICATIONS COMPANY


                                                   By:/s/ Parviz Nazarian
                                                   -----------------------
                                                   Name:  Parviz Nazarian
                                                   Title: General Partner

                                POWER OF ATTORNEY



                  I, DR. PEJMAN SALIMPOUR, hereby appoint BENJAMIN NAZARIAN as my true and lawful attorney-in-fact to sign on my behalf individually and to file with the Securities and Exchange Commission any schedules or other filings or amendments thereto made by me pursuant to Section 13(d) of the Securities and Exchange Act of 1934.

                  IN WITNESS WHEREOF, I have hereunto set my hand this 22nd day of September, 1997.



                                                 /s/ Pejman Salimpour
                                                 -------------------------
                                                     Dr. Pejman Salimpour